Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form 10-K of our report dated April 23, 2012 with respect to the audited consolidated balance sheets of Virtual Medical International, Inc. and its subsidiaries (collectively, the “Company”), as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

April 23, 2012